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                                                                      EXHIBIT 11

PNC BANK CORP. AND SUBSIDIARIES
CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER COMMON SHARE

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In thousands, except per share data                                                             1996         1995         1994
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
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE
Income before cumulative effect of change in accounting principle                           $992,226     $408,060     $891,456
Cumulative effect of change in accounting principle, net of tax benefits of $4,598                                      (7,528)
                                                                                          --------------------------------------
Net income                                                                                   992,226      408,060      883,928
Less: Preferred dividends declared                                                             5,480        3,327        6,163
                                                                                          --------------------------------------
Net income applicable to primary earnings per common share                                  $986,746     $404,733     $877,765
                                                                                          --------------------------------------
Weighted average common shares outstanding                                                   338,636      336,455      342,308
Weighted average common shares to be issued using average market price and assuming:
     Exercise of stock options                                                                 1,610        2,679        2,906
                                                                                          --------------------------------------
     Primary weighted average common shares outstanding                                      340,246      339,134      345,214
                                                                                          ======================================

PRIMARY EARNINGS PER COMMON SHARE
Primary before cumulative effect of change in accounting principle                             $2.90        $1.19        $2.56
Cumulative effect of change in accounting principle                                                                       (.02)
                                                                                          --------------------------------------
     Primary earnings per common share                                                         $2.90        $1.19        $2.54
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CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect of change in accounting principle                           $992,226     $408,060     $891,456
Cumulative effect of change in accounting principle, net of tax benefit of $4,598                                       (7,528)
                                                                                          --------------------------------------
Net income                                                                                   992,226      408,060      883,928
Add: Interest expense on convertible debentures (net of tax)                                   3,416        3,842        4,012
Less: Dividends declared on non-convertible preferred stock                                    4,084        1,813        4,531
                                                                                          --------------------------------------
Net income applicable to fully diluted earnings per common share                            $991,558     $410,089     $883,409
                                                                                          --------------------------------------
Weighted average shares of common stock outstanding                                          338,636      336,455      342,308
Weighted average common shares to be issued using average market price or period-end market price, whichever is higher and assuming:
     Conversion of preferred stock Series A & B                                                  173          198          225
     Conversion of preferred stock Series C                                                      562          616          681
     Conversion of preferred stock Series D                                                      759          815          859
     Conversion of debentures                                                                  2,790        3,105        3,228
     Exercise of stock options                                                                 2,434        3,733        2,917
                                                                                          --------------------------------------
     Fully diluted weighted average common shares outstanding                                345,354      344,922      350,218
                                                                                          --------------------------------------

FULLY DILUTED EARNINGS PER COMMON SHARE
Fully diluted before cumulative effect of change in accounting principle                       $2.87        $1.19        $2.54
Cumulative effect of change in accounting principle                                                                       (.02)
                                                                                          --------------------------------------
     Fully diluted earnings per common share                                                   $2.87        $1.19        $2.52
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